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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 PPL Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

           Pennsylvania                                          23-2758192
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(State of Incorporation or Organization)       (IRS Employer Identification No.)

Two North Ninth Street, Allentown, PA                            18101-1179
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(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
 333-54504, 333-54504-01, 333-54504-02 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        TO BE SO REGISTERED                       Each class is to be registered
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Premium Equity Participating Security
        Units--PEPS Units                           The New York Stock Exchange

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Securities to be registered pursuant to Section 12(g) of the Act:

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                              None
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                        (Title of Class)

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                        (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to Be Registered.`

         The class of securities to be registered hereby is the Premium Equity Participating Security Units ("PEPS Units") of PPL Corporation, a Pennsylvania corporation.

         For a description of the PEPS Units, reference is made to the Prospectus Supplement dated May __, 2001 to the Prospectus contained in the Registration Statement on Form S-3 of PPL Corporation, PPL Capital Funding, Inc. and PPL Capital Funding Trust I (Registration Nos. 333-54504, 333-54505-01, 333-54504-02), which description is incorporated herein by reference.

Item 2.  Exhibits.

1. Prospectus and Prospectus Supplement (incorporated herein by reference to the Form S-3).

2. Form of Purchase Contract Agreement between PPL Corporation and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.8 to the Form S-3).

3. Form of Pledge Agreement among PPL Corporation, The Bank of New York, as Collateral Agent and Securities Intermediary, and The Chase Manhattan Bank, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4.9 to the Form S-3).

4. Form of Remarketing Agreement between PPL Corporation and Morgan Stanley & Co. Incorporated (incorporated herein by reference to Exhibit
         4.10 to the Form S-3).

5. Form of PEPS Units and Treasury PEPS Units (incorporated herein by reference to Exhibit A to Exhibit 4.8 to the Form S-3).

6. Form of Subordinated Indenture between PPL Corporation and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit
         4.16 to the Form S-3).

7. Form of Supplemental Indenture to the Subordinated Indenture among PPL Corporation, PPL Capital Funding, Inc., The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.17 to the Form S-3).

8. Form of Amended and Restated Trust Agreement among PPL Corporation, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the administrative trustees named therein, and the several holders of the trust securities (incorporated herein by reference to Exhibit 4.13 to the Form S-3).

9. Form of Trust Securities Guarantee Agreement between PPL Corporation and The Chase Manhattan Bank, as Guarantee Trustee(incorporated herein by reference to Exhibit 4.19 to the Form S-3).

10. Form of Trust Preferred Security (incorporated herein by reference to Exhibit A to Exhibit 4.17 to the Form S-3).

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 30, 2001             PPL CORPORATION

                                  By: /S/ JAMES E. ABEL
                                  ---------------------
                                  Name:   James E. Abel
                                  Title:  Vice President - Finance and Treasurer